UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2008

LINCOLN BENEFIT LIFE COMPANY

(Exact name of Registrant as Specified in Charter)

Nebraska	333-111553	47-0221457
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

2940 South 84th Street
Lincoln, Nebraska,	68506
(Address of Principal Executive Offices)	Zip

Registrant’s telephone number, including area code: (800)525-9287

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02.  Termination of a Material Definitive Agreement.

On May 29, 2008, Allstate Life Insurance Company (“ALIC”) and the Registrant entered into agreements to terminate the Administrative Services Agreement dated October 1, 1996, as amended December 1, 2007, and the Administrative Services Agreement dated September 1, 1998, as amended June 19, 2000 and December 1, 2007.  Under both of these Administrative Services Agreements, ALIC undertook to perform certain administrative services in connection with specified insurance policies and programs.  Because the business purposes underlying the administrative services no longer exist, the Registrant and ALIC agreed to terminate these Administrative Services Agreements effective May 1, 2008.  Additionally, any fees received by ALIC after the termination date will be promptly refunded to the Registrant.

The Registrant is a wholly-owned subsidiary of Allstate Life Insurance Company, a wholly-owned subsidiary of Allstate Insurance Company.  Allstate Insurance Company is a wholly owned subsidiary of The Allstate Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN BENEFIT LIFE COMPANY

By:	/s/ Mary J. McGinn
	Name:	Mary J. McGinn
	Title:	Assistant Secretary

Date:   June 3, 2008